Exhibit 99.1

Company Contact: Kevin Clark,
CEO, COO and President
Telephone: 305-324-2300

FOR IMMEDIATE RELEASE

ERBA DIAGNOSTICS, INC. ACQUIRES ESCALON MEDICAL CORP.

CLINICAL DIAGNOSTICS BUSINESS

MIAMI, FL, October 4, 2012 — ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, has acquired from Escalon Medical Corp. its Clinical Diagnostics Business for $6.5 million in cash. Revenues from the Escalon Clinical Diagnostics Business were approximately $13 million for the 12 months ending June 30th 2012.

The Escalon Clinical Diagnostics Business (“ECD’) consists of Drew Scientific, Inc., and its wholly owned subsidiaries JAS Diagnostics, Inc. (“JAS”) and Drew Scientific Limited Co. ECD develops and sells A1c and Hematology diagnostic instruments, reagents and chemistries. Drew provides instrumentation and consumables for the physician office labs, small hospital labs and veterinary research laboratories. Drew also supplies the reagent and other consumable materials needed to operate the instruments. JAS manufactures of a broad range of liquid stable, diagnostics chemistry reagents used in IVD tests. ECD has locations in Waterbury, Connecticut, Miami Lakes, Florida, Dallas, Texas and Barrow-in-Furness, United Kingdom.

ERBA funded the acquisition through proceeds from an additional investment of ERBA Mannheim GmbH in ERBA Common Stock.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, Inc., including, without limitation: the risks and uncertainties related to the transactions contemplated by ERBA Diagnostics’ stock purchase agreement with ERBA Diagnostics Mannheim GmbH, including that the transactions contemplated to be consummated at the future closings under the stock purchase agreement may not be consummated on the contemplated terms, in the time frame anticipated, or at all, that the warrants may not be exercised, in whole or in part, by ERBA Diagnostics Mannheim, that ERBA Diagnostics Mannheim has the sole discretion regarding its decision of whether or not, and if so when, to exercise the warrants, in whole or in part, and such decision will be based upon considerations ERBA Diagnostics Mannheim deems to be appropriate, which may include, among other things, the future market price of ERBA Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which may be beyond ERBA Diagnostics’ control, and that, when deciding whether or not, and if so when, to exercise the warrants, in whole or in part, ERBA Diagnostics Mannheim’s interest may conflict with ERBA Diagnostics’ interests; ERBA Diagnostics’ ability to successfully improve its financial condition, results of operations and cash flows; ERBA Diagnostics’ ability to successfully maintain its cost containment efforts and reduced expenses; ERBA Diagnostics’ ability to continue to maintain a stabilized level of expenses; ERBA Diagnostics’ ability to continue to achieve growth in the level of reagent sales; ERBA Diagnostics’ ability to successfully achieve sales growth; ERBA Diagnostics’ ability to successfully maintain stability in its cash flows and liquidity position; ERBA Diagnostics’ ability to successfully grow its business, sales and product range in the United States and other markets, whether organically or through acquisitions, during the anticipated time frame or at all; ERBA Diagnostics’ ongoing initiatives to reduce manufacturing costs, manage operating expenses, increase sales in the United States and other markets and otherwise improve its operating results and performance may not be successful or result in the positive financial impact expected, whether in the time frame anticipated, or at all; ERBA Diagnostics may not be successful in identifying or consummating acquisitions or other strategic opportunities and any identified and consummated acquisition or other strategic opportunity may not be successfully integrated and may not result in synergies, operational efficiencies or other benefits anticipated and may not otherwise improve ERBA Diagnostics’ financial condition, operating results or cash position; economic, competitive, political, governmental and other factors affecting ERBA Diagnostics and its operations, markets and products; the success of ERBA Diagnostics’ technological, strategic and business initiatives; ERBA Diagnostics’ ability to achieve cost advantages from its own manufacture of instrument systems, reagents and test kits; voting control of ERBA Diagnostics’ common stock by ERBA Diagnostics Mannheim; conflicts of interest with ERBA Diagnostics Mannheim and with ERBA Diagnostics’ officers, employees and other directors, including, without limitation, directors that are also executive officers of ERBA Diagnostics Mannheim; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in ERBA Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.